UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	XENE	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities

The description of the issuance and sale of the Shares (as defined below) pursuant to the Share Purchase Agreement (as defined below) set forth under Item 8.01 is incorporated by reference into this Item 3.02. The issuance and sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 8.01	Other Events

As previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 2, 2019 and January 14, 2021, respectively, by Xenon Pharmaceuticals Inc. (the “Company”), the Company and Neurocrine Biosciences, Inc. (“Neurocrine”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) on December 2, 2019 to establish a collaboration under which the parties will identify, research and develop sodium channel inhibitors, including the Company’s clinical candidate XEN901 (now known as NBI-921352) and into an amendment (the “Amendment”) to the Collaboration Agreement on January 13, 2021 to revise certain investigational new drug application (“IND”) acceptance criteria relating to Neurocrine’s NBI-921352 product candidate (the “Product Candidate”) for the potential treatment of SCN8A-DEE.

In April 2021, Neurocrine received the authorization of the U.S. Food and Drug Administration (“FDA”) to initiate a Phase 2 randomized, double-blind, placebo-controlled study to evaluate the efficacy, safety, tolerability, and pharmacokinetics of the Product Candidate in subjects with SCN8A-DEE (the “Study”) aged between 12 and 21 years, which, pursuant to the Amendment, was deemed a partial IND acceptance.

On January 12, 2022, the Company announced that a protocol amendment previously submitted to the FDA by Neurocrine to expand the Study population to include subjects with SCN8A-DEE aged between 2 and 11 years was accepted. Pursuant to the Amendment, this acceptance is deemed a full IND acceptance and, as a result, the Company is entitled to receive a milestone cash payment from Neurocrine of $6.75 million and the Company is obligated to issue and sell $8.25 million of its common shares to Neurocrine as described in greater detail below (the “Milestone Equity Purchase”).

On January 11, 2022, the Company entered into a Share Purchase Agreement with Neurocrine for the Milestone Equity Purchase (the “Share Purchase Agreement”) pursuant to which the Company will issue and sell 258,986 of its common shares (the “Shares”) to Neurocrine in a private placement for an aggregate purchase price of $8.25 million, or $31.855 per share. The purchase price represents a 15% premium to the Company’s 30-day volume-weighted average price immediately prior to the public announcement of the full IND acceptance. The Share Purchase Agreement contains certain other customary terms and conditions, including mutual representations, warranties, and covenants.

The foregoing description of the terms of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On January 12, 2022, the Company issued a press release regarding the transactions described in this Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement, dated as of January 11, 2022, by and between Xenon Pharmaceuticals Inc. and Neurocrine Biosciences, Inc.
99.1	Press Release issued by Xenon Pharmaceuticals Inc. dated January 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENON PHARMACEUTICALS INC.

Date: January 12, 2022	By:	/s/ Sherry Aulin
Sherry Aulin
Chief Financial Officer